                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 17, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of
Ness Technologies (India) Limited (formerly known as Apar Technologies Limited), a wholly-owned subsidiary of Apar Holding Corp., which is incorporated by reference in Ness Technologies Inc. Registration Statement on Form S-1 (SEC File
No. 333-115260), as amended, initially filed May 7, 2004.

/s/ RMS & Co.
Chartered Accountants

Mumbai, India
December 29, 2004